Exhibit 10.36

Kos Pharmaceuticals, Inc.

Non-Employee Director Compensation

	Per Meeting	Annual
Board Meetings:
Annual Retainer		$20,000
Meetings*	$2,500

Committees:
Chairperson Retainer		$5,000
Meetings*	$2,000

Stock Option Awards:
Upon First Election		15,000 shares
Each Anniversary		30,000 shares
Each Annual Meeting		10,000 shares

*Telephone attendance fees are $500 per meeting.